[SECURED SERVICES LETTERHEAD OMITTED]

FOR IMMEDIATE RELEASE

         SECURED SERVICES COMPLETES ACQUISITION OF CHAMELEON TECHNOLOGY

            UNION OF TWO COMPANIES OFFERS ENTERPRISES AND CARRIERS A
         COMPLETE SOLUTION FOR SECURING USER IDENTITIES, ACCESS RIGHTS,
                            AND MOBILE COMMUNICATIONS

NEW YORK, NY, JUNE 15, 2005 -- Secured Services Inc. (OTC Bulletin Board: SSVC), the Company, a leader in identity and access management security software and services, announced today it has completed the acquisition of Chameleon
Communications Technology, Inc., maker of the telecom industry's first fully-integrated, multi-service platform for provisioning, managing and securing mobile communications, end-to-end, across any broadband network, wired or wireless.

The Company acquired Chameleon for $7 million in a combination of cash, notes and equity, and Chameleon shareholders also received warrants to purchase 1,876,500 shares at an exercise price of approximately $1.28 per share.

"Chameleon's secure broadband software is a perfect complement to Secured Services' Identiprise(TM) application that manages digital identities and their access rights to confidential resources and data in large enterprises,"
commented King Moore, CEO and President of Secured Services. "With this combination, Secured Services will both deepen and extend its Secured User
Management   vision,   presenting   enterprises   and  carriers  with  the  most
comprehensive solution to some of the most vexing security and regulatory compliance problems they face today."

Among others, Chameleon's product has been deployed by Airimba Wireless, Boise City/Ada County, EZ Wireless, and Kitsap Public Utility District, to secure and manage wireless broadband services, across multiple wireless spectra, and in support of a variety of business models. Its unique user-centric design enables rapid deployment that is completely independent from network and radio equipment choice, while providing strong encryption of all transmissions, mobility and connection persistence across all networks, wired or wireless, and rich central administration services for individual user accounts, settings, and connections. Reflecting its complementary role to Secured Services existing solutions, Chameleon's product will be marketed and sold as Identiprise SecuredMobile(TM).

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"The benefits of this  combination are already  visible,"  commented Dale Quick,
CEO of Chameleon Technology. "In the short time since Secured Services' announcement of its intent to acquire our company, the Secured Services sales organization has increased our reach and our opportunity pipeline, particularly with enterprise customers who are anxious to securely deploy wireless networks. It is exciting to see how quickly the synergies between our software solutions are being seen by our prospective customers."

Once the acquisition transaction is complete, Chameleon's venture capital investors, NextPoint Partners and Toucan Capital will retain significant equity ownership in the combined company. "We are excited about the growth prospects of Secured Services," commented Michael Faber, managing partner of NextPoint Partners II, L.P. and member of Chameleon's Board of Directors. "We look forward to working with Secured Services as it executes on its business plan."

About Secured Services:
Secured Services is the first single-vendor provider of Secured User Management software and services for the enterprise. With Identiprise, the identity truly becomes the foundation for managing the organization's IT operations, compliance, and security. Thanks to its Span, Speed, and Scale architecture, Identiprise deploys rapidly and without disruption to complex IT environments, enabling audited and enterprise-wide access to all applications, from all devices, across any wired or wireless network. For more information about Secured Services, please visit: WWW.SECURED-SERVICES.COM, or contact Bill Arnold, Crosslink Financial Communications (415) 388-4675.

Forward-Looking Statement
STATEMENTS MADE IN THIS NEWS RELEASE THAT RELATE TO FUTURE PLANS, EVENTS OR PERFORMANCES ARE FORWARD-LOOKING STATEMENTS. ANY STATEMENT CONTAINING WORDS SUCH AS "BELIEVES," "ANTICIPATES," "PLANS," "EXPECTS," AND SIMILAR WORDS, IS FORWARD-LOOKING, AND THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND ARE BASED ON CURRENT EXPECTATIONS. CONSEQUENTLY, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED IN THESE FORWARD-LOOKING STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S PUBLIC FILINGS WITH THE US SECURITIES AND
EXCHANGE COMMISSION FOR FURTHER INFORMATION REGARDING THE COMPANY AND ITS OPERATIONS.

(SOURCE: SECURED SERVICES)

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